Exhibit 99.1

FOR IMMEDIATE RELEASE

Willdan Reports Fourth Quarter 2007 and Fiscal Year 2007 Financial Results

ANAHEIM, Calif.,–(BUSINESS WIRE)–March 27, 2008–Willdan Group, Inc. (“Willdan”) (NASDAQ:WLDN), announces financial results for its fourth quarter and fiscal year ended December 28, 2007.

For the fourth quarter of 2007, Willdan reported total contract revenue of $18.7 million and net income of $0.3 million, or $0.04 per basic and diluted share.

The fourth quarter reflected a one-time, non-cash charge of $1.0 million related to the reversal of a litigation-related receivable that was originally recorded in the third quarter of fiscal year 2006.

Tom Brisbin, Willdan’s Chief Executive Officer, stated: “Coming out of our fourth quarter, I was pleased with our operating results, given the amount of change that took place during 2007.  It was unfortunate that we received word that this litigation receivable, which related to a claim back in 2002, was no longer collectible.  While revenue in Q4 was down slightly, we posted operating margins of 7% and generated cash flow from operations.  I see positive trends happening and I look forward to future growth at Willdan.”

For the fiscal year ended December 28, 2007, Willdan reported total contract revenue of $78.8 million and net income of $2.1 million, or $0.30 per basic and diluted share.

Fourth Quarter 2007 Results

For the fourth quarter of fiscal 2007, revenue was $18.7 million, down $0.6 million, or 3.3%, from revenue of $19.3 million for the comparable period last year.  On a sequential basis, revenue was down $1.0 million, or 5.2% from the third quarter of 2007.  Income from operations was $0.3 million for the fourth quarter of fiscal 2007, down $1.0 million, or 77.7% from income from operations of $1.3 million for the comparable period last year.  On a sequential basis, income from operations was down $1.4 million, or 82.9% over the third quarter of 2007.

In the third quarter of fiscal 2006, Willdan received a favorable litigation judgment.  The plaintiff subsequently appealed the judgment and in February 2008, the judgment was overturned.  Accordingly, Willdan reversed the $1.0 million receivable in its fourth quarter of fiscal 2007.  Excluding this reversal, income from operations for the fourth quarter of fiscal 2007 would have been $1.3 million, up 4.1% from the comparable period last year and down 19.6% on a sequential basis.

Net income was $0.3 million for the fourth quarter of fiscal 2007, up $1.0 million from the comparable period last year and down $0.8 million, or 73.1%, on a sequential basis.  Net income in fiscal year 2006 was impacted by the Company’s change in tax status from an S Corporation status to a C Corporation upon the completion of the initial public offering in November 2007.  Pro forma net income for the fourth quarter of fiscal 2006 would have been $0.7 million assuming taxation as a C Corporation during the entire year 2006.  Excluding the aforementioned litigation receivable reversal, net income for the fourth quarter of fiscal 2007 would have been $0.9 million, up 21.1% over pro forma net income of $0.7 million in the fourth quarter of fiscal 2006.

Basic and diluted earnings (loss) per share for the fourth quarter of fiscal 2007 was $0.04 as compared to $(0.14) for the comparable period last year, or $0.13 on a pro forma basis giving effect to additional income tax expense.  Excluding the litigation receivable reversal, basic and diluted earnings per share for the fourth quarter of fiscal 2007 would have been $0.12.

Willdan generated cash flow from operations of $1.1 million in the fourth quarter of fiscal year 2007.

Fiscal Year 2007 Results

For the twelve months ended December 28, 2007, revenue was $78.8 million, up $0.5 million, or 0.6% from revenue of $78.3 million for the comparable period last year.  Income from operations was $2.5 million for the twelve months ended December 28, 2007, down $4.5 million, or 64.3%, from the comparable period last year.  Net income was $2.1 million for the twelve months ended December 28, 2007, down $4.6 million, or 68.7% from the comparable period last year.

Basic and diluted earnings per share for fiscal year 2007 were $0.30 as compared to $1.37 for the comparable period last year or $1.25 on a pro forma basis.  Excluding the litigation receivable reversal, basic and diluted earnings per share for fiscal 2007 would have been $0.38.

	Three Months Ended		Twelve Months Ended
In thousands (except EPS data)	Dec. 28, 2007	Dec. 29, 2006	Dec. 28, 2007	Dec. 29, 2006
Revenue	$18,663	$19,292	$78,798	$78,339

Income from operations	284	1,273	2,522	7,044
Interest income (expense)	28	177	499	(773)
Other, net	141	102	666	2,470
Income tax expense	114	1,942	1,543	2,021
Net income (loss)	$283	$(744)	$2,144	$6,720

Basic and Diluted EPS:
Net income (loss)	$0.04	$(0.14)	$0.30	$1.37

Weighted average shares outstanding:
Basic	7,150	5,464	7,149	4,900
Diluted	7,151	5,464	7,150	4,900

Pro Forma Data (unaudited)(1):
Pro forma income tax expense		$478		$2,596
Pro forma net income		$720		$6,145

Pro forma EPS, basic and diluted		$0.13		$1.25

(1) Assumes the Company was taxed as a C corporation during the three and twelve months ended December 29, 2006.

Outlook

The following statement is based on current expectations.  This statement is forward-looking and actual results could differ materially from current expectations.  This outlook should be read in conjunction with the information on forward-looking statements at the end of this press release.

Willdan expects to report revenue between $80 and $83 million for fiscal year 2008.

Conference Call and Webcast

Chief Executive Officer Thomas Brisbin, Chief Operations Officer Mallory McCamant and Chief Financial Officer Kimberly Gant plan to host a conference call on March 27, 2008 at 5:00 p.m. Eastern/2:00 p.m. Pacific to further discuss the Company’s financial results and business developments.

Interested parties may access the conference call by dialing 800-257-1836 (303-275-2170 for international callers).

When prompted, ask for the “Willdan Group Investor Conference Call.”  The conference call will be webcast simultaneously on Willdan’s website at www.willdangroup.com under Investor Relations: Events.

The telephonic replay of the conference call may be accessed approximately two hours after the call through April 10, 2008, by dialing 800-405-2236 (303-590-3000 for international callers).  The replay access code is 11111158#.  The webcast replay will be archived for 12 months.

About Willdan Group, Inc.

Founded over 40 years ago, Willdan Group, Inc. is a leading provider of outsourced services to public agencies located primarily in California and other western states. Willdan Group, Inc. assists cities and other government agencies with a broad range of services, including civil engineering, building and safety services, geotechnical engineering, financial and economic consulting, and disaster preparedness and homeland security. www.willdangroup.com

Forward-Looking Statements

Safe Harbor Statement:  Statements in this press release which are not purely historical, including statements regarding Willdan Group’s intentions, hopes, beliefs, expectations, representations, projections, estimates, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties including, but not limited to, the risk that the Company will not be able to expand its services or meet the needs of customers in markets in which it operates. It is important to note that the Company’s actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, a slowdown in the local and regional economies of the states where Willdan conducts business and the loss of or inability to hire additional qualified professionals. The Company’s business could be affected by a number of other factors, including the risk factors listed from time to time in the Company’s SEC reports including, but not limited to, the Form 10-K annual report for the year ended December 28, 2007 filed on March 27, 2008. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Willdan Group, Inc. disclaims any obligation, and does not undertake to update or revise any forward-looking statements in this press release.

Contact:

Mallory McCamant

Chief Operations Officer

Tel: 714-940-6327

mallory@willdangroup.com

Kimberly Gant

Chief Financial Officer

Tel:  714-940-6329

kgant@willdangroup.com

Moira Conlon
Financial Profiles, Inc.

Tel: 310-277-4907

mconlon@finprofiles.com

WILLDAN GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 28, 2007	December 29, 2006
Assets
Current assets:
Cash and cash equivalents	$15,511,000	$20,633,000
Liquid investments	1,300,000	—
Cash, cash equivalents and liquid investments	16,811,000	20,633,000

Accounts receivable, net of allowance for doubtful accounts of $372,000 and $492,000 at December 28, 2007 and December 29, 2006, respectively	15,090,000	14,270,000
Costs and estimated earnings in excess of billings on uncompleted contracts	7,336,000	7,960,000
Other receivables	157,000	4,505,000
Prepaid expenses and other current assets	2,067,000	1,858,000
Total current assets	41,461,000	49,226,000

Equipment and leasehold improvements, net	3,354,000	4,372,000
Goodwill	2,911,000	2,911,000
Other assets	500,000	599,000
Total assets	$48,226,000	$57,108,000

Liabilities and Stockholders’ Equity
Current liabilities:
Excess of outstanding checks over bank balance	$633,000	$257,000
Accounts payable	1,136,000	1,270,000
Accrued liabilities	5,314,000	14,106,000
Billings in excess of costs and estimated earnings on uncompleted contracts	941,000	1,222,000
Accrued final distribution payable to holders of redeemable common stock	—	3,150,000
Current portion of notes payable	1,088,000	993,000
Current portion of notes payable to related parties	—	75,000
Current portion of capital lease obligations	176,000	170,000
Current portion of deferred income taxes	2,002,000	1,262,000
Total current liabilities	11,290,000	22,505,000

Notes payable to related parties, less current portion	—	46,000
Capital lease obligations, less current portion	283,000	348,000
Deferred lease obligations	606,000	547,000
Deferred income taxes, net of current portion	395,000	398,000
Total liabilities	12,574,000	23,844,000

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 40,000,000 shares authorized: 7,150,000 and 7,148,000 shares issued and outstanding at December 28, 2007 and December 29, 2006, respectively	71,000	71,000
Additional paid-in capital	32,796,000	32,552,000
Retained earnings	2,785,000	641,000
Total stockholders’ equity	35,652,000	33,264,000
Total liabilities and stockholders’ equity	$48,226,000	$57,108,000

WILLDAN GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Twelve Months Ended
	(Unaudited)
	December 28, 2007	December 29, 2006	December 28, 2007	December 29, 2006

Contract revenue	$18,663,000	$19,292,000	$78,798,000	$78,339,000

Direct costs of contract revenue:
Salaries and wages	5,954,000	6,032,000	25,769,000	24,602,000
Production expenses	339,000	347,000	1,568,000	1,496,000
Subconsultant services	1,162,000	1,002,000	4,600,000	4,168,000
Total direct costs of contract revenue	7,455,000	7,381,000	31,937,000	30,266,000

General and administrative expenses:
Salaries and wages, payroll taxes and employee benefits	5,801,000	6,390,000	25,061,000	26,051,000
Facilities	1,141,000	1,067,000	4,546,000	4,046,000
Stock-based compensation	209,000	38,000	209,000	38,000
Depreciation and amortization	412,000	447,000	1,747,000	1,584,000
Litigation accrual (reversal)	1,049,000	—	1,049,000	(1,049,000)
Other	2,312,000	2,696,000	11,727,000	10,359,000
Total general and administrative expenses	10,924,000	10,638,000	44,339,000	41,029,000
Income from operations	284,000	1,273,000	2,522,000	7,044,000

Other income (expense):
Interest	(28,000)	(177,000)	499,000	(773,000)
Other, net	141,000	102,000	666,000	2,470,000
Total other income (expenses)	113,000	(75,000)	1,165,000	1,697,000
Income before income tax expense	397,000	1,198,000	3,687,000	8,741,000

Income tax expense	114,000	1,942,000	1,543,000	2,021,000
Net income (loss)	$283,000	$(774,000)	$2,144,000	$6,720,000

Earnings (loss) per share:
Basic and diluted	$0.04	$(0.14)	$0.30	$1.37

Weighted-average shares outstanding:
Basic	7,150,000	5,464,000	7,149,000	4,900,000
Diluted	7,151,000	5,464,000	7,150,000	4,900,000

Pro Forma Data:
Pro forma provision for income taxes		$478,000		$2,596,000
Pro forma net income		$720,000		$6,145,000
Pro forma income per common share, basic and diluted		$0.13		$1.25

WILLDAN GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Twelve Months Ended
	December 28, 2007	December 29, 2006
Cash flows from operating activities:
Net income	$2,144,000	$6,720,000
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	1,755,000	1,584,000
Loss (gain) on sale of equipment	28,000	(13,000)
Allowance for doubtful accounts	212,000	481,000
Stock-based compensation	209,000	38,000
Changes in operating assets and liabilities:
Accounts receivable	(1,032,000)	(3,071,000)
Costs and estimated earnings in excess of billing on uncompleted contracts	624,000	(731,000)
Other receivables	4,348,000	(1,090,000)
Prepaid expenses and other current assets	(209,000)	(535,000)
Other assets	69,000	(8,000)
Accounts payable	(134,000)	226,000
Accrued liabilities	(8,792,000)	1,026,000
Billings in excess of costs and estimated earnings on uncompleted contracts	(281,000)	(134,000)
Deferred income taxes	737,000	1,602,000
Deferred lease obligations	59,000	178,000
Net cash provided by (used in) operating activities	(263,000)	6,273,000

Cash flows from investing activities:
Purchase of equipment and leasehold improvements	(654,000)	(2,822,000)
Proceeds from sale of equipment	35,000	5,000
Purchase of other assets	—	(100,000)
Purchase of liquid investments	(22,800,000)	—
Proceeds from sale of liquid investments	21,500,000	—
Net cash used in investing activities	(1,919,000)	(2,917,000)

Cash flows from financing activities:
Changes in excess of outstanding checks over bank balance	376,000	(115,000)
Payments on notes payable	(1,210,000)	(1,482,000)
Proceeds from notes payable	1,184,000	973,000
Proceeds from borrowings under line of credit	418,000	11,700,000
Repayments of line of credit	(418,000)	(11,700,000)
Principal payments on capital leases	(175,000)	(158,000)
Payments on liabilities to stockholders	—	(3,000)
Proceeds from stockholders receivables	—	38,000
Proceeds from issuance of redeemable common stock	—	18,000
Proceeds from issuance of common stock in the initial public offering	—	22,646,000
Proceeds from employee stock purchase plan	25,000	—
Distributions to holders of redeemable common stock	(3,150,000)	(5,484,000)
Refund (payment) of offering costs	10,000	(2,222,000)
Net cash provided by (used in) financing activities	(2,940,000)	14,211,000
Net increase (decrease) in cash and cash equivalents	(5,122,000)	17,567,000
Cash and cash equivalents at beginning of the year	20,633,000	3,066,000
Cash and cash equivalents at end of the year	$15,511,000	$20,633,000

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$84,000	$143,000
Income taxes	902,000	72,000
Supplemental disclosures of noncash investing and financing activities:
Equipment acquired under capital leases	$147,000	$386,000
Note payable issued in connection with acquisition of assets	—	150,000
Accrued final distributions to holders of redeemable common stock	—	3,150,000

Use of Non-GAAP Financial Measures

Our fourth quarter of fiscal 2007 reflected a one-time, non-cash charge of $1.0 million related to the reversal of a litigation-related receivable that was originally recorded in the third quarter of fiscal year 2006.  By excluding this one-time, non-cash charge, we believe our results of operations for the fourth quarter of 2007 are more comparable to our fourth quarter results of 2006 because it removes the non-recurring charge.  Therefore, along with the GAAP measures of income from operations, net income and basic and diluted earnings per share, we have presented these measures excluding the impact of this expense, which are non-GAAP measures.

The following is a reconciliation of income from operations to income from operations excluding the one-time reversal of litigation receivable (in thousands):

	Fourth Quarter
	2007	2006

Income from operations	$284	$1,273
Litigation receivable reversal	1,049	—
Income from operations excluding the one-time reversal of litigation	$1,333	$1,273

The following is a reconciliation of net income to net income excluding the one-time reversal of litigation receivable (in thousands):

	Fourth Quarter
	2007	2006

Net income (loss)	$283	$(744)
Litigation receivable reversal, net of income tax effect	589	—
Net income (loss) excluding the one-time reversal of litigation	$872	$(744)

The following is a reconciliation of basic and diluted earnings per share to basic and diluted earnings per share excluding the one-time reversal of litigation receivable:

	Fourth Quarter
	2007	2006

Basic and diluted earnings (loss) per share	$0.04	$(0.14)
Litigation receivable reversal per basic and diluted earnings per share	$0.08	—
Basic and diluted earnings (loss) per share excluding the one-time reversal of litigation	$0.12	$(0.14)

Adjusted EBITDA is a supplemental measure used by our management to measure our operating performance. We define Adjusted EBITDA as net income plus net interest expense, income tax expense (benefit), depreciation and amortization, loss (gain) on sales of assets, accrued expenses related to a litigation matter and a one-time stock-based compensation expense recorded in anticipation of the initial public offering, less proceeds from life insurance policies carried on our former chief executive officer.  Our definition of Adjusted EBITDA may differ from those of many companies reporting similarly named measures.  This measure should be considered in addition to, and not as a substitute for or superior to, other measures of financial performance prepared in accordance with U.S. generally accepted accounting principles, or GAAP, such as operating income and net income.  We believe Adjusted EBITDA enables management to separate non-recurring income and expense items from our results of operations to provide a more normalized and consistent view of operating performance on a period-to-period basis.  We use Adjusted EBITDA to evaluate our performance for, among other things, budgeting, forecasting and incentive compensation purposes.  We also believe Adjusted EBITDA is useful to investors, research analysts, investment bankers and lenders because it removes from our operational results the impact of certain non-recurring income and expense items, which may facilitate comparison of our results from period-to-period.

Adjusted EBITDA is not a recognized term under GAAP and does not purport to be an alternative to operating income or net income as an indicator of operating performance or any other GAAP measure.

Adjusted EBITDA decreased 29.9% to $5.4 million for fiscal year 2007 from $7.7 million for fiscal 2006.  Adjusted EBITDA, as a percentage of revenue, decreased to 6.9% for fiscal 2007 from 9.8% for fiscal 2006.

The following is a reconciliation of net income to Adjusted EBITDA (in thousands):

	Fiscal Year
	2007	2006

Net income (loss)	$2,144	$6,720
Interest income	(649)	(135)
Interest expense	(499)	773
Income tax provision	1,543	2,021
Depreciation and amortization	1,747	1,584
Loss (gain) on sale of assets	28	(13)
Life insurance proceeds	—	(2,250)
Litigation accrual (reversal)	1,049	(1,049)
Adjusted EBITDA	$5,363	$7,651